Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Columbia Funds Series Trust I


In planning and performing our audit of the financial statements of Columbia Intermediate Bond Fund, Columbia Income Fund, Columbia U.S. Treasury Index Fund, Columbia World Equity Fund, Columbia Bond Fund, Columbia Short-Intermediate-Term Bond Fund, Columbia Blended Equity Fund, Columbia Energy and Natural Resources Fund, Columbia Mid
Cap Value and Restructuring Fund, Columbia Select Large
Cap Growth Fund, Columbia Select Opportunities Fund, Columbia Select Small Cap Fund, Columbia Value and Restructuring Fund, Columbia Emerging Markets Fund, Columbia International Growth Fund and Columbia Pacific/Asia
Fund (each a series of Columbia Funds Series Trust I and hereafter collectively referred to as the "Funds") as of and for the year ended March 31, 2008, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2008.

This report is intended solely for the information and use of management and the Board of Trustees and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 23, 2008



Item 77M

Columbia Funds Series Trust I (the "Acquiring Company"), on behalf of its series listed below (each, an "Acquiring Fund"), became the surviving entity in reorganization with Excelsior Funds Inc. or Excelsior Funds Trust listed below (each, an "Acquired Company"), on behalf of the respective series listed below (each, an "Acquired Fund").

Excelsior Funds (Acquired Fund)      Columbia Funds (Acquiring Fund)

Excelsior Funds, Inc.
  Blended Equity Fund                Columbia Blended Equity Fund
  Emerging Markets Fund              Columbia Emerging Markets Fund
  Energy and Natural Resources Fund  Columbia Energy and Natural Resources Fd
  International Fund                 Columbia International Growth Fund
  Large Cap Growth Fund              Columbia Select Large Cap Growth Fund
  Pacific/Asia Fund                  Columbia Pacific/Asia Fund
  Small Cap Fund                     Columbia Select Small Cap Fund
  Value & Restructuring Fund         Columbia Value and Restructuring Fund
  Core Bond Fund                     Columbia Bond Fund
  Intermediate-Term Bond Fund        Columbia Short-Intermediate Bond Fund

Excelsior Funds Trust
  International Equity Fund          Columbia International Growth Fund
  Equity Opportunities Fund          Columbia Select Opportunities Fund
  Mid Cap Value & Restructuring Fund Columbia Mid Cap Value and Restructuring


On October 10, 2007, the Board of the Acquiring Company approved an agreement and plan of reorganization providing for the sale of all of the assets of an Acquired Fund to, and the assumption of all of the liabilities of the Acquired Fund by, the respective Acquiring Fund, in complete liquidation of the Acquired Fund.

On September 28, 2007, the Board of the Acquired Company approved an agreement and plan of reorganization providing for the sale of all of the assets of an Acquired Fund to, and the assumption of all of the liabilities of the Acquired Fund by, the respective Acquiring Fund, in complete liquidation of the Acquired Fund.

On March 14, 2008, shareholders of each Acquired Fund, except Energy and Natural Resources Fund, approved an agreement and plan of reorganization providing for the sale of all of the assets of the Acquired Fund to, and the assumption of all of the liabilities of the Acquired Fund by, the Acquiring Fund, in complete liquidation of the Acquired Fund. On March 19, 2008, shareholders of Energy and Natural Resources Fund approved an agreement and plan of reorganization providing for the sale of all of the assets of such Acquired Fund to, and the assumption of all of the liabilities of such Acquired Fund by, the respective Acquiring Fund, in complete liquidation of such Acquired Fund.

On March 31, 2008, each Acquiring Fund acquired all the assets of, and assumed all the liabilities of, the respective Acquired Fund, in complete liquidation of such Acquired Fund. Shareholders of Class A, Class C and Retirement Shares Class shares of an Acquired Fund, as applicable, received Class A, Class C and Class R shares, respectively, of the Acquiring Fund, as applicable. Shareholders of Institutional and Shares Class shares of an Acquired Fund, as applicable, received Class Z shares of the Acquiring Fund.

The Acquiring Company's registration statement on Form N-14, including its prospectus/proxy statement, that filed with the Securities and Exchange Commission on December 17, 2007
(accession no. 0001193125-07-266006) is incorporated by reference.


Item 77E

On February 9, 2005, Columbia Management Advisors, Inc. (which has since merged into Banc of America Capital Management, LLC
(now named Columbia Management Advisors, LLC)) ("Columbia") and Columbia Funds Distributor, Inc. (which has been renamed Columbia Management Distributors, Inc.) (the "Distributor") (collectively, the "Columbia Group") entered into an Assurance of Discontinuance with the New York Attorney General ("NYAG") (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the Securities and Exchange Commission ("SEC") (the "SEC Order") on matters relating to mutual fund trading.

Under the terms of the SEC Order, the Columbia Group agreed, among other things, to: pay $70 million in disgorgement and $70 million in civil money penalties; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures; retain an independent consultant to review the Columbia Group's applicable supervisory, compliance, control and other policies and procedures; and retain an independent distribution consultant
(see below). The Columbia Funds have also voluntarily undertaken to implement certain governance measures designed to maintain the independence of their boards of trustees. The NYAG Settlement also, among other things, requires Columbia and its affiliates to reduce management fees for certain Columbia Funds (including the former Nations Funds) and other mutual funds collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions.

Pursuant to the procedures set forth in the SEC Order, the $140 million in settlement amounts described above is being distributed in accordance with a distribution plan that was developed by an independent distribution consultant and approved by the SEC on April 6, 2007. Distributions under the distribution plan began in late June 2007.

A copy of the SEC Order is available on the SEC website at http://www.sec.gov. A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005.

In connection with the events described above, various parties have filed suit against certain funds, the Trustees of the Columbia Funds, FleetBoston Financial Corporation and its affiliated entities and/or Bank of America and its affiliated entities.

On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the ''MDL''). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Columbia, the Distributor, the Trustees of the Columbia Funds, Bank of America Corporation and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Columbia Funds that asserts claims under federal securities laws and state common law.

On February 25, 2005, Columbia and other defendants filed motions to dismiss the claims in the pending cases. On March 1, 2006, for reasons stated in the court's memoranda dated November 3, 2005, the U.S. District Court for the District of Maryland granted in part and denied in part the defendants' motions to dismiss. The court dismissed all of the class action claims pending against the Columbia Funds Trusts. As to Columbia and the Distributor, the claims under the Securities Act of 1933, the claims under Sections 34(b) and 36(a) of the Investment Company Act of 1940 ("ICA") and the state law claims were dismissed. The claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and claims under Section 36(b) of the ICA were not dismissed.

On March 21, 2005, a purported class action was filed in Massachusetts state court alleging that certain conduct, including market timing, entitled Class B shareholders in certain Columbia funds to an exemption from contingent deferred sales charges upon early redemption ("the CDSC Lawsuit"). The CDSC Lawsuit was removed to federal court in Massachusetts and transferred to the MDL.

On September 14, 2007, the plaintiffs and the Columbia defendants named in the MDL, including the Columbia Funds, entered into a stipulation of settlement with respect to all Columbia-related claims in the MDL described above, including the CDSC Lawsuit. The settlement is subject to court approval.

In 2004, the Columbia Funds' adviser and distributor and certain affiliated entities and individuals were named as defendants in certain purported shareholder class and derivative actions making claims, including claims under the Investment Company and the Investment Advisers Acts of 1940 and state law. Certain Columbia Funds were named as nominal defendants.
The suits allege, inter alia, that the fees and expenses paid by the funds are excessive and that the advisers and their affiliates inappropriately used fund assets to distribute the funds and for other improper purposes.
On March 2, 2005, the actions were consolidated in the Massachusetts federal court as In re Columbia Entities Litigation. The plaintiffs filed a consolidated amended complaint on June 9, 2005. On November 30, 2005, the judge dismissed all claims by plaintiffs and entered final judgment in favor of the defendants. The plaintiffs appealed to the United States Court of Appeals for the First Circuit on December 30, 2005. A stipulation and settlement agreement dated January 19, 2007 was filed in the First Circuit on February 14, 2007, with a joint stipulation of dismissal and motion for remand to obtain district court approval of the settlement. That joint motion was granted and the appeal was dismissed.
On March 6, 2007, the case was remanded to the District Court. The settlement, approved by the District Court on September 18, 2007, became effective October 19, 2007. Pursuant to the settlement, the funds' adviser and/or its affiliates made certain payments, including plaintiffs' attorneys' fees and costs of notice to class members.


Item 77Q1(e)
MANAGEMENT AGREEMENT

    AGREEMENT made as of March 31, 2008 by and among Columbia Funds Series Trust I, a Massachusetts business trust (herein called the "Trust"), on behalf of its series set forth on Exhibit A (the "Funds"), and Columbia Management Advisors, LLC, a Delaware limited liability company (the "Investment Adviser").

    WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940
(the "1940 Act");

    WHEREAS, the Trust desires to retain the Investment Adviser to render investment advisory and other services to the Trust with respect to the Funds, and the Investment Adviser is willing to so render such services;

    NOW, THEREFORE, this Agreement

WITNESSETH:

    In consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1.  Appointment. The Trust hereby appoints the Investment
Adviser to act as investment adviser to the Trust for the Funds for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.
The Investment Adviser may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by the Investment Adviser, provided that the Investment Adviser shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement.

      2. Delivery of Documents. The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

    (a) Agreement and Declaration of Trust of the Trust;

    (b) By-Laws of the Trust;

    (c) Resolutions of the Board of Trustees of the Trust authorizing the appointment of the Investment Adviser and the execution and delivery of this Agreement;

    (d) Registration Statement under the Securities Act of 1933, as amended, and the 1940 Act on Form N-1A relating to shares ("Shares") of the Funds covered by this Agreement, and all amendments thereto;

    (e) Notification of Registration of the Trust under the 1940 Act, on Form N-8A as filed with the Securities and Exchange Commission, and all amendments thereto; and

    (f) Prospectuses of the Trust relating to the Shares in effect under the Securities Act of 1933, as amended (such prospectuses and supplements thereto, as presently in effect and as from time to time amended and supplemented, herein called the "Prospectus").

The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any.

      3. Management. Subject to the supervision of the Board of Trustees of the Trust, the Investment Adviser will provide a continuous investment program for the Funds, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Funds. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust for the Funds. The Investment Adviser will provide the services rendered by it hereunder in accordance with the Funds' respective investment objectives and policies as stated in the Prospectus. The Investment Adviser further agrees that it:

    (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (herein called the "Rules"), and will in addition conduct its activities under this Agreement in accordance with applicable law, including but not limited to applicable banking law;

    (b) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer selected by it. In placing orders with brokers and dealers, the Investment Adviser will use its reasonable best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Investment Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of any Fund and/or other accounts over which the Investment Adviser or any of its affiliates exercises investment discretion. Subject to the review of the Trust's Board of Trustees from time to time with respect to the extent and continuation of the policy, the Investment Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Investment Adviser with respect to the accounts as to which it exercises investment discretion. In no instance will portfolio securities be purchased from or sold to the Funds' principal underwriter, the Investment Adviser or any affiliated person thereof except as permitted by the Securities and Exchange Commission;

    (c) will maintain books and records with respect to the Funds' securities transactions and will render to the Trust's Board of Trustees such periodic and special reports as the Board may request;

    (d) will maintain a policy and practice of conducting its investment advisory services independently of the commercial banking operations of its affiliates. When the Investment Adviser makes investment recommendations for the Funds, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Funds' account are customers of the commercial departments of its affiliates. In dealing with commercial customers, such commercial departments will not inquire or take into consideration whether securities of those customers are held by the Funds; and

    (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Funds and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. Nothing contained herein, however, shall prohibit the Investment Adviser from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Trust.

      4. Services Not Exclusive. The investment management services rendered by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

      5. Books and Records. In compliance with the requirements of Rule 31a-3 of the Rules under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 the records required to be maintained by Rule 31a-1 of the Rules.

      6. Expenses Borne by the Trust. Except to the extent expressly assumed by the Investment Adviser herein or under a separate agreement between the Trust and the Investment Adviser and except to the extent required by law to be paid by the Investment Adviser, the Investment Adviser shall not be obligated to pay any costs or expenses incidental to the organization, operations or business of the Trust. Without limitation, such costs and expenses shall include but not be limited to:

      (a) all charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities, and other property;

      (b) all charges for equipment or services used for obtaining price quotations or for communication between the Investment Adviser or the Trust and the custodian, transfer agent or any other agent selected by the Trust;

      (c) all charges for administrative and accounting services provided to the Trust by the Investment Adviser, or any other provider of such services;

      (d) all charges for services of the Trust's independent auditors and for services to the Trust by legal counsel;

      (e) all compensation of Trustees, other than those affiliated with the Investment Adviser, all expenses incurred in connection with their services to the Trust and all expenses of meetings of the Trustees or committees thereof;

      (f) all expenses incidental to holding meetings of holders of Shares ("Unitholders"), including printing and of supplying each record-date Unitholder with notice and proxy solicitation material, and all other proxy solicitation expenses;

      (g) all expenses of printing of annual or more frequent revisions of the Trust's Prospectus(es) and of supplying each then-existing Unitholder with a copy of a revised Prospectus;

      (h) all expenses related to preparing and transmitting certificates representing Shares;

      (i) all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees;

      (j) all brokers' commissions and other normal charges incident to the purchase, sale, or lending of portfolio securities;

      (k) all taxes and governmental fees payable to Federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

      (l) all expenses of registering and maintaining the registration of the Trust under the 1940 Act and, to the extent no exemption is available, expenses of registering the Shares under the Securities Act of 1933, as amended, of qualifying and maintaining qualification of the Trust and of the Shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of the Trust under all other laws applicable to the Trust or its business activities;

      (m) all interest on indebtedness, if any, incurred by the Trust or a Fund; and

      (n) all fees, dues and other expenses incurred by the Trust in connection with membership of the Trust in any trade association or other investment company organization.

      7. Allocation of Expenses Borne by Trust. Any expenses borne by the Trust that are attributable solely to the organization, operation or business of a Fund shall be paid solely out of Fund assets. Any expense borne by the Trust which is not solely attributable to a Fund, nor solely to any other series of shares of the Trust, shall be apportioned in such manner as the Investment Adviser determines is fair and appropriate, or as otherwise specified by the Board of Trustees.

      8.  Expenses Borne by the Investment Adviser. The
Investment Adviser at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this Agreement.
The Investment Adviser shall pay all expenses of establishing, maintaining, and servicing the accounts of Unitholders in each Fund. However, the Investment Adviser shall not be required to pay or provide any credit for services provided by Trust's custodian or other agents without additional cost to the Trust. In the event that the Investment Adviser pays or assumes any expenses of Trust or a Fund not required to be paid or assumed by the Investment Adviser under this Agreement, the Investment
Adviser shall not be obligated hereby to pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve the Investment Adviser of any obligation to the Trust or a Fund under any separate agreement or arrangement between the parties.

      9. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Trust will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, from the Funds at an annual rate equal to that specified in Exhibit A to this Agreement of the Funds' average daily net assets.

      10. Limitation of Liability of the Investment Adviser. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except the Investment Adviser shall be jointly, but not severally, liable for a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

    11. Duration and Termination. This Agreement shall be effective as of the date hereof and unless sooner terminated as provided herein, shall continue until the date that is two years from the date first above written. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive periods of 12 months each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or, with respect to any Fund, by vote of a majority of the outstanding voting securities of such Fund; provided, however, that this Agreement may be terminated by the Trust as to any Fund at any time, without the payment of any penalty, by the Board of Trustees of the Trust or, with respect to any Fund, by vote of a majority of the outstanding voting securities of such Fund on 60 days' written notice to the Investment Adviser, or by the Investment Adviser as to any Fund at any time, without payment of any penalty, on 90 days' written notice to the Trust. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.) An affiliate of the Investment Adviser may assume the Investment Adviser's obligations under this Agreement provided that (i) the affiliate is qualified to act as an investment adviser to the Trust under applicable law;
(ii) the assumption will not result in a change of actual control or management of the Investment Adviser; and (iii) the assumption of the Investment Adviser's obligations by the affiliate is approved by the Board of Trustees of the Trust.

      12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to a Fund until approved by vote of a majority of such Fund's outstanding voting securities, if such vote is required by the 1940 Act, or by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment.

      13. Retention of Sub-Adviser. Subject to obtaining the initial and periodic approvals required under Section 15 of the 1940 Act, the Investment Adviser may retain one or more sub-advisers at the Investment Adviser's own cost and expense for the purpose of furnishing one or more of the services described in Section 1 hereof with respect to the Trust or one or more Funds. Retention of a sub-adviser shall in no way reduce the responsibilities or obligations of the Investment Adviser under this Agreement, and the Investment Adviser shall be responsible to the Trust and its Funds for all acts or omissions of any sub-adviser in connection with the performance of the Investment Adviser's duties hereunder.

      14. Non-Liability of Trustees and Unitholders. Any obligation of the Trust hereunder shall be binding only upon the assets of the Trust (or the applicable Fund thereof) and shall not be binding upon any Trustee, officer, employee, agent or Unitholder of the Trust. Neither the authorization of any action by the Trustees or Unitholders of the Trust nor the execution of this Agreement on behalf of the Trust shall impose any liability upon any Trustee or any Unitholder.

      15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of The Commonwealth of Massachusetts.


[Remainder of Page Intentionally Left Blank.]



IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                            COLUMBIA FUNDS SERIES TRUST I

                            By:	/s/ J. Kevin Connaughton
                            Name:  J. Kevin Connaughton
                            Title: Senior Vice President,
                              Chief Financial Officer and Treasurer

ATTEST:


By:	/s/ James R. Bordewick, Jr.
	Name:	James R. Bordewick, Jr.
	Title:	Secretary


                            COLUMBIA MANAGEMENT ADVISORS, LLC
                            By:	/s/ Christopher L. Wilson

                            Name:  Christopher L. Wilson
                            Title:  Managing Director

ATTEST:


By:	/s/ James R. Bordewick, Jr.
	Name:	James R. Bordewick, Jr.
	Title:	Secretary



                      EXHIBIT A TO MANAGEMENT AGREEMENT

                                                     As of March 31, 2008
Series Names                Fund Average Daily             Annual Fee
                             Net Asset Levels        (as a percentage of
                                                      the average daily
                                                      net assets of the
                                                            Fund)

Columbia Blended Equity Fund $ 0             $ 500,000,000     0.75%
                             $ 500,000,001   $ 1,000,000,000   0.57%
                             $ 1,000,000,001 $ 1,500,000,000   0.52%
                             $ 1,500,000,001 $ 3,000,000,000   0.47%
                             $ 3,000,000,001 $ 6,000,000,000   0.45%
                             $ 6,000,000,001 and higher        0.43%

Columbia Emerging Markets Fund $ 0           $500,000,000      1.25%
                             $ 500,000,001   $ 1,000,000,000   1.25%
                             $ 1,000,000,001 $ 1,500,000,000   1.25%
                             $ 1,500,000,001 $ 3,000,000,000   0.62%
                             $ 3,000,000,001 $ 6,000,000,000   0.57%
                             $ 6,000,000,001 and higher        0.52%

Columbia Energy and Natural Resources Fund
                             $ 0             $ 500,000,000     0.60%
                             $ 500,000,001   $ 1,000,000,000   0.60%
                             $ 1,000,000,001 $ 1,500,000,000   0.52%
                             $ 1,500,000,001 $ 3,000,000,000   0.47%
                             $ 3,000,000,001 $ 6,000,000,000   0.45%
                             $ 6,000,000,001 and higher        0.43%

Columbia International Growth Fund
                             $ 0             $ 500,000,000     1.00%
                             $ 500,000,001   $ 1,000,000,000   1.00%
                             $ 1,000,000,001 $ 1,500,000,000   0.57%
                             $ 1,500,000,001 $ 3,000,000,000   0.52%
                             $ 3,000,000,001 $ 6,000,000,000   0.50%
                             $ 6,000,000,001 and higher        0.48%

Columbia Select Large Cap Growth Fund
                             $ 0             $ 500,000,000     0.75%
                             $ 500,000,001   $ 1,000,000,000   0.75%
                             $ 1,000,000,001 $ 1,500,000,000   0.52%
                             $ 1,500,000,001 $ 3,000,000,000   0.47%
                             $ 3,000,000,001 $ 6,000,000,000   0.45%
                             $ 6,000,000,001 and higher        0.43%

Columbia Pacific/Asia Fund   $ 0             $ 500,000,000     1.00%
                             $ 500,000,001   $ 1,000,000,000   0.75%
                             $ 1,000,000,001 $ 1,500,000,000   0.67%
                             $ 1,500,000,001 $ 3,000,000,000   0.62%
                             $ 3,000,000,001 $ 6,000,000,000   0.57%
                             $ 6,000,000,001 and higher        0.52%

Columbia Select Small Cap Fund $ 0           $ 500,000,000     0.75%
                             $ 500,000,001   $ 1,000,000,000   0.75%
                             $ 1,000,000,001 $ 1,500,000,000   0.62%
                             $ 1,500,000,001 $ 3,000,000,000   0.62%
                             $ 3,000,000,001 $ 6,000,000,000   0.62%
                             $ 6,000,000,001 and higher        0.62%

Columbia Value and Restructuring Fund
                             $ 0             $ 10,000,000,000  0.60%
                             $ 10,000,000,001$ 10,500,000,000  0.43%
                             $ 10,500,000,001$ 11,000,000,000  0.43%
                             $ 11,000,000,001$ 12,500,000,000  0.43%
                             $ 12,500,000,001$ 15,500,000,000  0.43%
                             $ 15,500,000,001 and higher       0.43%

Columbia Bond Fund           $ 0             $ 500,000,000     0.65%
                             $ 500,000,001   $ 1,000,000,000   0.35%
                             $ 1,000,000,001 $ 1,500,000,000   0.32%
                             $ 1,500,000,001 $ 3,000,000,000   0.29%
                             $ 3,000,000,001 $ 6,000,000,000   0.28%
                             $ 6,000,000,001 and higher        0.27%

Columbia Short-Intermediate Bond Fund
                             $ 0             $ 500,000,000     0.35%
                             $ 500,000,001   $ 1,000,000,000   0.35%
                             $ 1,000,000,001 $ 1,500,000,000   0.30%
                             $ 1,500,000,001 $ 3,000,000,000   0.29%
                             $ 3,000,000,001 $ 6,000,000,000   0.28%
                             $ 6,000,000,001 and higher        0.27%

Columbia Select Opportunities Fund
                             $ 0             $ 500,000,000     0.75%
                             $ 500,000,001   $ 1,000,000,000   0.57%
                             $ 1,000,000,001 $ 1,500,000,000   0.52%
                             $ 1,500,000,001 $ 3,000,000,000   0.47%
                             $ 3,000,000,001 $ 6,000,000,000   0.45%
                             $ 6,000,000,001 and higher        0.43%

Columbia Mid Cap Value and Restructuring Fund
                             $ 0             $ 500,000,000     0.65%
                             $ 500,000,001   $ 1,000,000,000   0.65%
                             $ 1,000,000,001 $ 1,500,000,000   0.57%
                             $ 1,500,000,001 $ 3,000,000,000   0.52%
                             $ 3,000,000,001 $ 6,000,000,000   0.52%
                             $ 6,000,000,001 and higher        0.52%